Exhibit 32.2

Certification

I, Marshall G. Webb, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of NuGen Holdings, Inc. (the “Company”) for the year ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

January 12, 2012

/s/ Marshall G. Webb
Name: Marshall G. Webb
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)